Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorney Responsible for Short Hills Office:

Andrew P. Gilbert

January 5, 2021

Liquidia Corporation
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560

Re:        Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 2,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company, all of which shares are issuable pursuant to that certain nonstatutory stock option agreement, dated as of December 15, 2020, by and between the Company and Damian deGoa (the “Inducement Grant Agreement”). The Company entered into the Inducement Grant Agreement with Mr. deGoa as an inducement material to Mr. deGoa accepting employment with the Company.

In connection with this opinion letter, we have examined the Registration Statement, the Inducement Grant Agreement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Inducement Grant Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)